UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported by Health Management Associates, Inc. (“HMA”):

(i)	on August 5, 2004, a lawsuit, Jose Manual Quintana v. Health Management Associates, Inc., (the “Quintana Matter”) was filed in the Circuit Court for the 11th Judicial Circuit in Miami-Dade County, Florida (the “Circuit Court”); and

(ii)	on December 17, 2004, a lawsuit, Olga S. Estrada v. Gaffney H.M.A., Inc., d/b/a Upstate Carolina Medical Center, was filed in the South Carolina Court of Common Pleas, Seventh Judicial Circuit, against HMA’s subsidiary hospital in Gaffney, South Carolina.

These lawsuits challenged the amounts charged for medical services by HMA’s subsidiary hospitals to uninsured patients. The plaintiffs in these lawsuits sought damages and injunctive relief on behalf of separate and distinct purported classes of uninsured patients. These lawsuits were similar to other lawsuits filed against hospitals throughout the country regarding charges to uninsured patients. HMA’s management believes that the billing and collection practices at all of the company’s subsidiary hospitals have been and are appropriate, reasonable and in compliance with all applicable laws, rules and regulations.

During December 2006, plaintiff Estrada agreed to dismiss with prejudice her lawsuit against HMA’s Gaffney subsidiary in exchange for payment of her legal fees and costs. This dismissal permitted the same subsidiary to participate in the Quintana Matter and the settlement agreement discussed below.

As previously reported, due to the uncertainties and costs inherent in litigation, HMA’s management negotiated a settlement agreement in the Quintana Matter, which provides only injunctive relief (as described below) for the class over a four-year period, plus HMA’s payment of the plaintiffs’ legal fees and costs. The settlement agreement was approved by the Circuit Court on January 12, 2007 and, among other things, provides for the following at all of HMA’s existing subsidiary hospitals:

i)	discounted HMA billing for non-elective medical services provided to uninsured patients, with discounts ranging between 40% and 60% of gross patient charges, exclusive of amounts charged by doctors;

ii)	flexible payment schedules and reasonable payment terms, including prescribed interest rates, for uninsured patients whose account balances exceed $1,000;

iii)	certain HMA-provided financial counseling in Spanish and English, at no cost, to all patients seeking medical treatment;

iv)	continuance of HMA’s existing charity care programs; and

v)	uniform collection actions to be followed by HMA subsidiary hospitals in the event of non-payment by uninsured patients.

Management does not believe that the settlement agreement will significantly affect HMA’s financial position, results of operations or cash flows because (1) such agreement primarily provides injunctive relief, (2) the expected prospective reduction in revenue from uninsured patients will be offset by correspondingly lower provisions for doubtful accounts and (3) the plaintiffs’ legal fees and costs to be paid by HMA are not expected to be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: January 19, 2007	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer